UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2022
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Senior Vice President and Chief Financial Officer

On January 24, 2022, L3Harris Technologies, Inc. (“L3Harris” or the “Company”) announced that Michelle L. Turner has been named Senior Vice President and Chief Financial Officer of L3Harris, effective January 24, 2022. Ms. Turner succeeds Jesus “Jay” Malave, who is leaving the Company to pursue other career opportunities. Mr. Malave’s departure is amicable, and there is no disagreement between him and L3Harris on any matter relating to the Company’s financial condition or financial reporting.

Ms. Turner, age 48, joins L3Harris from Johnson & Johnson, where she served since 2017 as Chief Financial Officer and Vice President, Enterprise Supply Chain. She served as Vice President, Petroleum for BHP Billiton from 2016 to 2017. From 2007 to 2016, Ms. Turner was with Raytheon Company in roles of increasing responsibility, including as Vice President, Chief Financial Officer, Space and Airborne Systems. Additional experience includes finance leadership roles with Honeywell International. Ms. Turner received her B.S. degree in accounting from the University of South Florida and her M.B.A. degree from Arizona State University. She is also a certified public accountant.

Offer Letter Agreement with Ms. Turner

In connection with the transition, Ms. Turner and L3Harris entered into an employment offer letter agreement (the “Offer Letter Agreement”) pursuant to which she was named Senior Vice President and Chief Financial Officer of L3Harris, effective January 24, 2022.

The Offer Letter Agreement, which was approved by the Compensation Committee of the Board of Director of L3Harris on January 21, 2022, provides for the following compensation and benefits:

•annual base salary of $750,000;
•eligibility to receive an annual cash incentive under the L3Harris Technologies, Inc. Annual Incentive Plan (Amended and Restated as of August 28, 2020) (the “AIP”) with a target value of 100% of her base salary. Such cash incentive award will be paid based upon the achievement of pre-established, annual business operating metrics and successful completion of personal performance objectives;
•eligibility to receive annual equity awards granted under the L3Harris Technologies, Inc. 2015 Equity Incentive Plan (Amended and Restated Effective as of August 28, 2020) (the “Equity Incentive Plan”) with a target value of $2,500,000, calculated and having terms and conditions consistent with grants to L3Harris’ other executive officers;
•one-time grant of three-year cliff vesting equity awards with a grant value of $2,700,000 comprised one-half of restricted stock units and one-half of non-qualified stock options to be granted under the Equity Incentive Plan on February 1, 2022 (if that date occurs within a “quiet period” as defined by L3Harris’ equity grant policy, the grant date will be the first trading day following the end of such “quiet period”);
•a one-time cash sign-on bonus of $750,000;
•eligibility to participate in L3Harris’ 401(k) Retirement Plan, Excess Retirement Savings Plan and employee health and welfare plans; and
•relocation benefits to assist with her move from New Jersey to the Melbourne, Florida area, including a $10,000 expense allowance payment.

The foregoing description of the terms and conditions of Ms. Turner’s Offer Letter Agreement is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Offer Letter Agreement, which L3Harris expects to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending April 1, 2022.

The Offer Letter Agreement does not provide for a term of employment. As an executive officer of L3Harris, Ms. Turner will be covered by the L3Harris Technologies, Inc. Severance Pay Plan (the “Severance Pay Plan”). Upon an involuntary termination of employment by L3Harris without cause, the Severance Pay Plan provides for severance benefits for regular, full-time employees of L3Harris, subject to a waiver and release, including the following severance benefits for employees at the officer level (including executive officers): (a) a lump sum cash payment equal to the participant’s annual base pay and annual bonus target, and (b) twelve (12) months of COBRA coverage at active employee rates.

As an executive officer of L3Harris, Ms. Turner will also be covered by the L3Harris Technologies, Inc. Executive Change in Control Severance Plan (the “CIC Severance Plan”). Under the CIC Severance Plan, if a participant’s employment is terminated by L3Harris without “cause” or by the participant for “good reason” (each, as defined in the CIC Severance Plan) during the two-year period following a change in control, L3Harris will provide to the participant, subject to the participant’s execution of a release of claims: (i) a lump sum cash payment equal to a multiple (two times in the case of employees at the officer level, including executive officers) of the participant’s base salary and target bonus; (ii) a lump sum cash payment equal to the participant’s pro-rata target bonus; (iii) continued participation in L3Harris’ group medical, dental and vision plans for the number of years equal to the applicable severance multiple; and (iv) if immediately prior to the date of termination or change in control, the participant is eligible for professional finance and tax planning assistance services offered by L3Harris, continued participation in such services for the balance of the calendar year in which the termination occurs and the calendar year thereafter.

The foregoing description of the CIC Severance Plan and the Severance Pay Plan are summaries and are qualified in their entirety by reference to the full text of the CIC Severance Plan and the Severance Pay Plan, respectively, which were filed as Exhibits 10.1 and 10.2 to the L3Harris Form 8-K filed with the Securities and Exchange Commission on March 4, 2020, and are incorporated herein by reference.

The naming of Ms. Turner as Senior Vice President and Chief Financial Officer of L3Harris was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Ms. Turner and any director or other executive officer of L3Harris and there are no related persons transactions between L3Harris and Ms. Turner reportable under Item 404(a) of Regulation S-K.

Separation Agreement with Mr. Malave

On January 21, 2022, L3Harris entered into a Conditional Waiver, Separation Agreement and Release of All Claims with Mr. Malave (the “Separation Agreement”). Under the Separation Agreement, L3Harris and Mr. Malave agreed that:
•All outstanding vested and unvested L3Harris equity grants, including restricted units, performance units and stock options, held by Mr. Malave on the Separation Date will be immediately cancelled, terminated and forfeited;
•Mr. Malave will not be entitled to any cash bonus under the AIP in respect of L3Harris completed fiscal 2021;
•Mr. Malave releases all claims he may have against L3Harris and its subsidiaries and affiliated companies and their officers, directors and shareholders; and
•Existing covenants applicable to Mr. Malave that prohibit him from, directly or indirectly, as an employee or officer or investor or in other capacities, participating in any activities with, or providing services to, a competitive business for a period of not less than the twelve (12) month period following his employment termination date, will be conditionally waived and L3Harris will consent to Mr. Malave becoming a full-time employee and chief financial officer of a specific company. Such waiver and consent is subject to and conditioned on Mr. Malave’s compliance with his obligations and agreements contained in the Separation Agreement, including full compliance with (1) confidentiality restrictions, (2) a two-year non-solicitation restriction, (3) non-competition restrictions applicable to companies other than the specific company, (4) recusal and related protective provisions, and (5) other restrictive covenants.

The Separation Agreement also provides that it may be revoked by Mr. Malave for a period of seven days after he signed it.

The foregoing description of the terms and conditions of the Separation Agreement is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Separation Agreement, which L3Harris expects to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending April 1, 2022.

Item 7.01 Regulation FD Disclosure.

On January 24, 2022, L3Harris issued a press release announcing that Michelle L. Turner has been named Senior Vice President and Chief Financial Officer of L3Harris, effective January 24, 2022. Ms. Turner succeeds Jesus “Jay” Malave, who is leaving L3Harris to pursue other career opportunities. A copy of the press release announcing the Chief Financial Officer transition is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

      The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release issued by L3Harris Technologies, Inc. on January 24, 2022, (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File formatted in Inline XBRL

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: January 24, 2022		Title:	Senior Vice President, General Counsel and Secretary

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